As filed with the Securities and Exchange Commission on June 9, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________________________________________________________________
SMART SAND, INC.
(Exact name of registrant as specified in its charter)
__________________________________________________________________________________________________

1725 Hughes Landing Blvd., Suite 800
Delaware	The Woodlands, Texas 77380	45-2809926
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)
_________________________________________________________________________________________________

Smart Sand, Inc. Amended and Restated 2016 Omnibus Incentive Plan
(Full title of the plan)

Charles E. Young	Copies requested to:
Chief Executive Officer	Vincent A. Vietti
1725 Hughes Landing Boulevard, Suite 800	Fox Rothschild LLP
The Woodlands, Texas 77380	997 Lenox Drive, Building 3
(281) 231-2660	Lawrenceville, NJ 08648
(Name and address, including zip code, and telephone number, including area code, of agent for service)	(609) 896-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging Growth Company ☒
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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,088,057(1)	$1.05(2)	$2,192,460	$284.58

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split, stock dividend or other similar transaction while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.
(2)Estimated solely in accordance with Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market on June 4, 2020.

EXPLANATORY NOTE

Smart Sand, Inc. (the “Registrant” or the “Company”) has filed this registration statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,088,057 shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), issuable pursuant to awards under the Smart Sand, Inc. Amended and Restated 2016 Omnibus Incentive Plan (the “Amended Plan”). On November 18, 2016, the Company filed a registration statement on Form S-8 (File No. 333-214700) (the “Existing Form S-8”) to register 4,261,623 shares of Common Stock issuable pursuant to awards under the Smart Sand, Inc. Omnibus Incentive Plan (the “2016 Plan” and together with the “Amended Plan,” the “Plan”), and such indeterminate number of shares of Common Stock as may become available under the Plan as a result of the adjustment provisions thereof. The 4,261,623 shares consisted of (i) 3,911,456 shares of Common Stock available for future issuance under the 2016 Plan and (ii) 350,167 shares of Common Stock subject to outstanding awards under the Company's 2012 Equity Incentive Plan, which could become available for future issuance under the 2016 Plan in the event that such outstanding awards under the 2012 Plan are terminated, expire or lapse for any reason.

Pursuant to General Instruction E to Form S-8, the contents of the Existing Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Existing Form S-8 are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)The Registrant’s annual report on Form 10-K for the year ended December 31, 2019 (including information specifically incorporated by reference into the Registrant’s annual report on Form 10-K from the Registrant’s definitive proxy statement for the Registrant’s annual meeting of stockholders’ held on June 2, 2020);
(b)The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;
(c)The Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2020 and June 4, 2020;
(d)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37936) filed with the Commission on October 28, 2016 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents filed with the Commission by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.
Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

3.1
Second Amended and Restated Certificate of Incorporation of Smart Sand, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2016)

3.2	Second Amended and Restated Bylaws of Smart Sand, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 15, 2016)

4.1
Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-213692) filed with the SEC on October 18, 2016)

5.1	Opinion of Fox Rothschild LLP Regarding Legality (filed herewith)

23.1	Consent of Fox Rothschild LLP (included as part of Exhibit 5.1)

23.2	Consent of Grant Thornton LLP (filed herewith)

24.1	Power of Attorney (included on signature page hereof)

99.1	Smart Sand, Inc. Amended and Restated 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 4, 2020)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on June 9, 2020.

SMART SAND, INC.
(Registrant)

By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer

Each person whose signature appears below appoints Charles E. Young and Lee E. Beckelman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles E. Young	Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2020
Charles E. Young

/s/ Lee E. Beckelman	Chief Financial Officer	June 9, 2020
Lee E. Beckelman	(Principal Financial Officer)

/s/ Susan Neumann	Vice President of Accounting and Controller (Principal Accounting Officer)	June 9, 2020
Susan Neumann

/s/ Jose E. Feliciano	Director (Co-Chairman of the Board)	June 9, 2020
José E. Feliciano

/s/ Colin Leonard	Director	June 9, 2020
Colin Leonard

Signature	Title	Date

/s/ Timothy J. Pawlenty	Director	June 9, 2020
Timothy J. Pawlenty

/s/ Andrew Speaker	Director (Co-Chairman of the Board)	June 9, 2020
Andrew Speaker

/s/ Sharon Spurlin	Director	June 9, 2020
Sharon Spurlin